Education Management LLC and Education Management Finance Corp. Announce Final Results of Consent Solicitation to
Amend Indenture Governing Senior Cash Pay/PIK Notes Due 2018

Pittsburgh, PA, September 4, 2014 - Education Management LLC and Education Management Finance Corp. (together, the “Issuers”), each wholly-owned subsidiaries of Education Management Corporation (together with its subsidiaries, the “Company”) (NASDAQ: EDMC), announced today the final results of their solicitation of consents (the “Consent Solicitation”) to amend (the “Proposed Amendments”) the indenture (the “Indenture”) governing their Senior Cash Pay/PIK Notes due 2018 (the “Notes”).
The Consent Solicitation was made in accordance with the terms and subject to the conditions stated in the Consent Solicitation Statement, dated August 27, 2014 (the “Consent Solicitation Statement”) and the related Master Consent, to holders of the Notes (the “Holders”) as of 5:00 p.m., New York City time on August 26, 2014.
As of the expiration time of the Consent Solicitation, Holders of approximately $181.4 million, or 89.4%, of the outstanding aggregate principal amount of Notes provided consents in accordance with the terms of the Consent Solicitation Statement. Accordingly, the Issuers have received the requisite consents for the Proposed Amendments. The Issuers thus expect to promptly execute a supplemental indenture that contains the Proposed Amendments. Pursuant to this supplemental indenture, the Proposed Amendments will become operative once (i) Holders validly tendering consents in accordance with the Consent Solicitation Statement receive the consent payment described therein and (ii) not less than $150.0 million of the outstanding aggregate principal amount of the Notes are exchanged for a like principal amount of new Senior PIK Toggle Notes due 2018.
About the Company
The Company (www.edmc.edu), with approximately 125,560 students as of October 2013, is among the largest providers of post-secondary education in North America, based on student enrollment and revenue, with a total of 110 locations in 32 U.S. states and Canada. The Company offers academic programs to students through campus-based and online instruction, or through a combination of both. The Company is committed to offering quality academic programs and strives to improve the learning experience for its students. Its educational institutions offer students the opportunity to earn undergraduate and graduate degrees and certain specialized non-degree diplomas in a broad range of disciplines, including media arts, health sciences, design, psychology and behavioral sciences, culinary, business, fashion, legal, education and information technology.
Cautionary Statements
This press release includes information that could constitute forward-looking statements with the meaning of the Private Securities Litigation Reform Act of 1995. These statements typically contain words such as “anticipates,” “believes,” “estimates,” “expects,” “intends” or similar words indicating that future outcomes are not known with certainty and are subject to risk factors that could cause these outcomes to differ significantly from those projected. Forward-looking statements include, but are not limited to, statements related to the company’s future operating and financial performance, and include statements regarding expected enrollment, revenue, expense levels, capital expenditures and earnings. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Some of the factors that could cause actual results to differ materially include, but are not limited to: changes in the overall U.S. or global economy; changes in enrollment or student mix; student retention; our ability to maintain eligibility to participate in Title IV programs; changes in government spending; increased or unanticipated legal and regulatory costs; success of cost-cutting initiatives and growth strategies; changes in accreditation standards; the implementation of new operating procedures for our fully online programs; government and regulatory changes including revised interpretations of regulatory requirements that affect the postsecondary education industry; new programs and operational changes implemented in response to the “gainful employment” financial metrics; the potential impact of the draft “gainful employment” regulation expected to be issued by the U.S. Department of Education; and other factors discussed in our filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” section of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Past results of the Company are not necessarily indicative of its future results. The Company does not undertake any obligation to update any forward-looking statements, except as required by securities laws.

Investor Contact:
John Iannone
Director of Investor Relations
(412) 995-7727

Media Contact:
Chris Hardman
VP of Communications
(412) 995-7187